EXHIBIT 10.2

WAIVER AND THIRD AMENDMENT
TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS WAIVER AND THIRD AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this “Amendment”) is entered into effective as of November 8, 2016 (the “Third Amendment Effective Date”), among SOUTHCROSS ENERGY PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), WELLS FARGO BANK, N.A., a national banking association, as the Administrative Agent (the “Administrative Agent”), and the undersigned Lenders (as defined below) (the “Consenting Lenders”). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement referred to below shall have the meanings given such terms in the Credit Agreement, as amended hereby.

WITNESSETH
WHEREAS, the Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Third Amended and Restated Revolving Credit Agreement dated as of August 4, 2014 (as amended, restated, supplemented or otherwise modified on or before the Third Amendment Effective Date or from time to time thereafter, the “Credit Agreement”);
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;
WHEREAS, the Borrower desires to exercise the Equity Cure Right with respect to a Financial Covenant Default resulting from the Borrower’s failure to satisfy the requirements of Section 9.01(a) of the Credit Agreement for the fiscal quarter ended September 30, 2016 (the “Subject Financial Covenant Default”);
WHEREAS, the Borrower has requested that the Administrative Agent and Lenders (i) waive the Subject Financial Covenant Default to permit borrowing solely to the extent provided herein and waive the requirement that the Equity Cure Notice with respect to the Subject Financial Covenant Default be delivered no later than ten (10) calendar days after the Equity Cure Delivery Date and that the Equity Cure Contribution be funded no later than five (5) calendar days thereafter (collectively, the “Waiver”) and (ii) amend certain terms and provisions of the Credit Agreement, in each case as more particularly described in this Amendment; and
WHEREAS, subject to the terms and conditions set forth herein, the Consenting Lenders have agreed to the Borrower’s requests as set forth in this Amendment.
NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Borrower, the Administrative Agent and the Consenting Lenders hereby agree as follows:
SECTION 1.Limited Waiver. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to and upon the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders hereby grant the Waiver; provided that (i) the Equity Cure Notice with respect to the Subject Financial Covenant Default is delivered to the Administrative Agent no later than December 12, 2016, and the Equity Cure Contribution with respect thereto is funded no later than December 16, 2016 and (ii) notwithstanding anything to the contrary contained in the Credit Agreement or the other Loan Documents, during the period commencing on the date hereof and ending on the date that the Equity Cure Contribution is timely funded in accordance with clause (i) above, the total Revolving Credit Exposures shall not exceed the lesser of (x) the total Commitments and (y) $145,183,000 without the consent of the Required Lenders. The limited waiver contained in this Section 1 is a one-time waiver applicable solely to the Subject Financial Covenant Default, but to no other Default and no Event of Default. Nothing contained in this Section 1 shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Neither the Lenders nor the Administrative Agent shall be obligated to grant any future waivers or consents with respect to any provision of the Credit Agreement or any other Loan Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 12.02 of the Credit Agreement.

SECTION 2.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of each condition precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date as follows:

2.1.New Definitions. Section 1.02 of the Credit Agreement shall be amended by adding the following new definitions to such section in appropriate alphabetical order:

“3Q16 Equity Cure Funding Date” means the date on which the Equity Cure Contribution with respect to the fiscal quarter ended September 30, 2016 is funded, provided that such funding occurs no later than December 16, 2016.
“Excess Cash Balance” means, at any time, the amount by which (a) the sum of (i) the aggregate amount of the Loan Parties’ unrestricted cash on hand, plus (ii) the aggregate amount of the Loan Parties’ Investments of the type described in clauses (c), (d), (e) and (f) of Section 9.05, minus (b) Excluded Funds, exceeds $15,000,000.
“Excluded Funds” means the sum of (i) the amount of any checks issued, wires initiated or ACH transfers initiated that have not yet cleared or been completed and (ii) cash and cash equivalents held in accounts designated and used solely for payroll or employee benefits. In the event net cash proceeds received by a Loan Party in connection with any Asset Sale or Recovery Event that are required to be used to make payments under the Credit Agreement are swept as being Excess Cash, then the Borrower shall be deemed to have made any other mandatory prepayment required to be made in respect of such proceeds.
“Third Amendment Effective Date” means November 8, 2016.
2.2.Mandatory Prepayments. Section 3.04(b) of the Credit Agreement shall be amended by inserting the following new clauses (iv) and (v) immediately after the existing clause (iii) of such section (and re-numbering existing clauses (iv) and (v) as clauses (vi) and (vii), respectively) to read in full as follows:

(iv)    If, on the last Business Day of any calendar week, the Loan Parties have any Excess Cash Balance on such Business Day, the Borrower shall prepay Borrowings on the following Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash Balance. WF is willing to remove the LC Exposure cash collateralization but expects to add it in the broader amendment.
(v)    If, on any day from the Third Amendment Effective Date until the 3Q16 Equity Cure Funding Date, the total Revolving Credit Exposures exceeds the lesser of (x) the total Commitments and (y) $145,183,000, the Borrower shall (A) prepay the Borrowings in the amount of such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.07(j).
2.3.Conditions to Borrowings. Section 6.02 of the Credit Agreement shall be amended by inserting the following new clauses (d) and (e) immediately after existing clause (c) of such section to read in full as follows:

(d)    There is no Excess Cash Balance on and as of the date of such Borrowing or the date of the issuance, amendment, renewal or extension of such Letter of Credit (but excluding, for the avoidance of doubt, any issuance, amendment, renewal or extension of a Letter of Credit that does not increase the total Revolving Credit Exposures), before and after giving effect to such Borrowing or to the issuance, amendment renewal or extension of such Letter of Credit and to the application of the proceeds therefrom (as such use of proceeds is certified by the Borrower in the Borrowing Request or Letter of Credit request pursuant to Section 2.07(b), as applicable) on or around such date, but in any event, not to exceed two Business Days after such date.
(e)    From the Third Amendment Effective Date until the 3Q16 Equity Cure Funding Date, before and after giving after giving effect to such Borrowing or to the issuance, amendment renewal or extension of such Letter of Credit, the total Revolving Credit Exposures do not exceed the lesser of (x) the total Commitments and (y) $145,183,000, without the consent of the Required Lenders.
2.4.Borrowing Request. Exhibit B of the Credit Agreement (Form of Borrowing Request) is hereby amended by adding the following certifications at the end thereof:

The Borrower hereby certifies that, if the Loan Parties will have an Excess Cash Balance after giving effect to such Borrowing, then (a) the proceeds of such Borrowing will be used as set forth on an exhibit to this Borrowing Request within two (2) Business Days of the date of such Borrowing and (b) after giving effect to such use of proceeds, the Loan Parties will not have any Excess Cash Balance or the Borrower will make the mandatory prepayment required by Section 3.04(b)(iv).
SECTION 3.Conditions Precedent. The effectiveness of this Amendment is subject to Administrative Agent having received counterparts of this Amendment duly executed by the Borrower and Lenders constituting the Required Lenders and consent and agreement counterparts hereof duly executed by the other Loan Parties.

SECTION 4.[Reserved]     WF is willing to delete the RPA fee reimbursement subject to LW proposing a construct in a side letter or exhibit that is enforceable to the same extent as it was previously set forth in Section 4. The side letter will need to be posted together with this waiver and amendment.

SECTION 5.Fees and Expenses. The Borrower shall pay to the Administrative Agent all fees and reimbursements due and owing to the Administrative Agent or the Lenders in connection with this Amendment including, without limitation, all reasonable fees and expenses incurred by the Administrative Agent (including, without limitation, fees and expenses of counsel to the Administrative Agent) in the preparation, execution, review and negotiation of this Amendment and any other related documents for which the Borrower shall have been invoiced by the Administrative Agent at least one Business Day before the Third Amendment Effective Date.

SECTION 6.Representations and Warranties. In order to induce the Administrative Agent and the undersigned Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

6.1.Accuracy of Representations and Warranties. After giving effect to the Waiver, each representation and warranty of each Loan Party contained in the Loan Documents shall be true and correct in all material respects as of the date hereof (except (a) to the extent that any such representation and warranty is expressly limited to an earlier date, in which case, on the date hereof, such representation and warranty shall continue to be true and correct in all material respects as of such specified earlier date and (b) to the extent that any such representations and warranties are qualified by materiality, such representations and warranties shall continue to be true and correct in all respects).

6.2.Due Authorization, No Conflicts. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s limited partnership powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official (other than filings with the SEC required under applicable law) and do not violate or constitute a default under any provision of applicable law or any material agreement binding upon the Borrower or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any of the assets of the Borrower or any of its Subsidiaries.

6.3.Validity and Binding Effect. This Amendment constitutes the valid and binding obligations of the Borrower enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and subject to general principles of equity, regardless of whether considered in a proceeding in equity or law.

6.4.Absence of Defaults. No Default has occurred that is continuing immediately after giving effect to this Amendment.

6.5.No Defense. The Borrower has no defenses to (a) payment, counterclaims or rights of set-off with respect to the Secured Obligations on the date hereof or (b) the validity, enforceability or binding effect against the Borrower of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.

SECTION 7.Miscellaneous.

7.1.Reservation of Rights. Except with respect to the Waiver as herein provided, no failure or delay on the part of Administrative Agent or any Lender to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a consent to or waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are expressly reserved.

7.2.Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby ratified and confirmed. Each Loan Party hereby extends the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agrees that the Waiver and the amendments and modifications herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof.

7.3.Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

7.4.Counterparts. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Delivery of a counterpart by facsimile or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed original counterpart.

7.5.COMPLETE AGREEMENT. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

7.6.Release. The Borrower and each other Loan Party on their own behalf and on behalf of their predecessors, successors, heirs, legal representatives and assigns (collectively, the “Releasing Parties”), hereby acknowledge and stipulate that as of the Third Amendment Effective Date, none of the Releasing Parties has any known claims or known causes of action of any kind whatsoever against Administrative Agent, any other Secured Party or any of their officers, directors, employees, agents, attorneys, affiliates or representatives, or against any of their respective predecessors, successors, or assigns (each of the foregoing, collectively, the “Released Parties”). Each of the Releasing Parties hereby forever releases, remises, discharges and holds harmless the Released Parties, from any and all known claims, causes of action, demands, and liabilities of any kind whatsoever, whether direct or indirect, fixed or contingent, liquidated or nonliquidated, disputed or undisputed, which any of the Releasing Parties has or may acquire in the future relating in any way to any event, circumstance, action, or failure to act from the beginning of time through the date of this Amendment.

7.7.Covenant Not to Sue. The Borrower and each other Loan Party, on their own behalf and on behalf of the Releasing Parties, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower or such other Loan Party pursuant to Section 7.6 hereof. If the Borrower or any other Loan Party or any of their successors, assigns or other legal representatives violates the foregoing covenant, such Person, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Released Party as a result of such violation.

7.8.No Implied Waivers. No failure or delay on the part of the Administrative Agent or the Lenders in exercising, and no course of dealing with respect to, any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Amendment, the Credit Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege, all of which are cumulative and are expressly reserved. Except for the Waiver and the amendments set forth in Sections 1 and 2 hereof, nothing contained in this Amendment shall be deemed a consent to or waiver of, or a commitment or obligation on the part of the Administrative Agent or the Lenders to any future consent to or waiver of, any other action or inaction on the part of the Borrower or any other Loan Party that constitutes (or would constitute) a violation of or departure from any covenant, condition or other obligation of the Loan Parties under the Credit Agreement and the other Loan Documents. Any such waivers or consents must be specifically agreed to in writing in accordance with Section 12.02 of the Credit Agreement.

7.9.Arms-Length/Good Faith; Review and Construction of Documents. This Amendment has been negotiated at arms-length and in good faith by the parties hereto. The Borrower (a) has had the opportunity to consult with legal counsel of its own choice and has been afforded an opportunity to review this Amendment with its legal counsel, (b) has reviewed this Amendment and fully understands the effects thereof and all terms and provisions contained in this Amendment, and (c) has executed this Amendment of its own free will and volition. Furthermore, the Borrower acknowledges that (i) this Amendment shall be construed as if jointly drafted by the Borrower and the Lenders, and (ii) the recitals contained in this Amendment shall be construed to be part of the operative terms and provisions of this Amendment.

7.10.Interpretation. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Amendment are for convenience only, shall not affect the interpretation of this Amendment, and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

7.11.Severability. In case any one or more of the provisions contained in this Amendment shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Amendment shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

7.12.Loan Documents. The Borrower acknowledges and agrees that this Amendment is a Loan Document.

7.13.Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

BORROWER:	SOUTHCROSS ENERGY PARTNERS, L.P.

	By:	Southcross Energy Partners GP, LLC its general partner

	By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

Each of the undersigned (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents to which it is a party (including, without limitation, the Third Amended and Restated Revolver Guaranty and Collateral Agreement dated as of August 4, 2014, as applicable) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED. ACKOWLEDGED AND AGREED TO BY:

SOUTHCROSS ENERGY OPERATING, LLC
SOUTHCROSS ENERGY LP LLC
SOUTHCROSS ENERGY GP LLC
SOUTHCROSS DELTA PIPELINE LLC
SOUTHCROSS PROCESSING LLC
SOUTHCROSS ALABAMA PIPELINE LLC
SOUTHCROSS NUECES PIPELINES LLC
SOUTHCROSS ENERGY FINANCE CORP.
FL RICH GAS SERVICES GP, LLC

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President
Chief Financial Officer

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

SOUTHCROSS CCNG GATHERING LTD.
SOUTHCROSS CCNG TRANSMISSION LTD.
SOUTHCROSS GULF COAST
TRANSMISSION LTD.
SOUTHCROSS MISSISSIPPI PIPELINE, L.P.
SOUTHCROSS MISSISSIPPI GATHERING,
L.P.
SOUTHCROSS ALABAMA GATHERING
SYSTEM, L.P.
SOUTHCROSS MIDSTREAM SERVICES, L.P.
SOUTHCROSS MARKETING COMPANY
LTD.
SOUTHCROSS NGL PIPELINE LTD.
SOUTHCROSS GATHERING LTD.
SOUTHCROSS MISSISSIPPI INDUSTRIAL
GAS SALES, L.P.

By:	Southcross Energy GP LLC, as general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

FL RICH GAS SERVICES, LP

By:	FL Rich Gas Services GP, LLC, its general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

FL RICH GAS UTILITY GP, LLC

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

FL RICH GAS UTILITY, LP
TEXSTAR TRANSMISSION, LP

By:	FL Rich Gas Utility GP, LLC, its general partner

By:	/s/ Bret M. Allan
Bret M. Allan
Senior Vice President and
Chief Financial Officer

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

ADMINISTRATIVE AGENT,
ISSUING BANK AND LENDER:	WELLS FARGO BANK, N.A., as the
Administrative Agent, Issuing Bank and a Lender

	By:	/s/ Kristen Brockman
	Name:	Kristen Brockman
	Title:	Director

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Sean Duggan
	Name:	Sean Duggan
	Title	Assistant Vice President

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	UBS AG, Stamford Branch, as a Lender

	By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Associate Director, Banking Products Services US

	By:	/s/ Darlene Arias
	Name:	Darlene Arias
	Title:	Director

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	JPMorgan Chase Bank, N.A., as a Lender

	By:	/s/ Stephanie Balette
	Name:	Stephanie Balette
	Title:	Authorized Officer

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER: ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Kaylan Hopson
Name:	Kaylan Hopson
Title:	Vice President

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	CADENCE BANK, N.A., as a Lender

	By:	/s/ William W. Brown
	Name:	William W. Brown
	Title:	Executive Vice President

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	ROYAL BANK of CANADA, as a Lender

	By:	/s/ H. Christopher Decotiis
	Name:	H. Christopher DeCotiis, CFA
	Title:	Attorney-in-Fact

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.

LENDER:	Raymond James Bank, N.A., as a Lender

	By:	/s/ H. Fred Coble, Jr.
	Name:	H. Fred Coble, Jr.
	Title:	Senior Vice President

Signature Page

Waiver and Third Amendment to Third Amended and Restated Revolving Credit Agreement
Southcross Energy Partners, L.P.